REID & PRIEST
                        40 W. 57th Street
                       New York, NY  10019


                                                      EXHIBIT 5.2



                                   New York, New York
                                   May 9, 1994


Duquesne Light Company
One Oxford Centre
301 Grant Street
Pittsburgh, Pennsylvania  15279

Ladies and Gentlemen:

          We are acting as special counsel for Duquesne Light Company, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), in connection with the proposed issuance and sale from time to time of up to $150,000,000 of (i) Cumulative Monthly Income Preferred Securities ("Preferred Securities") of Duquesne Capital L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership), which represent limited partner interests in the Partnership, (ii) a Guarantee of the Company to be issued for the benefit of the holders from time to time of Preferred Securities and (iii) Debentures of the Company to be issued to the Partnership under an Indenture of the Company (the "Indenture") to The First National Bank of Chicago, as trustee (the "Trustee"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Partnership with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Guarantee and the Debentures under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinion expressed below. Based on such examination and review, we are of the opinion that when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act and any applicable state securities or Blue Sky laws shall have been complied with, and the Indenture shall have become qualified under the Trust Indenture Act;

          (b) the Securities Certificate filed by the Company with the Pennsylvania Public Utility Commission with respect to the Debentures and the Guarantee shall have been duly registered by said regulatory authority;

          (c) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance by the Company of the Debentures and the Guarantee on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto;

          (d) the Indenture shall have been appropriately executed and delivered by the Company and the Trustee, the terms of the Debentures have been duly established and the Debentures have been issued and authenticated in accordance with the applicable provisions of the Indenture and all necessary corporate authorizations;

          (e) the terms of the Guarantee have been duly established in accordance with applicable law and the Guarantee has been appropriately executed and delivered by the the Company;

          (f) the Preferred Securities to which the Guarantee and the Debentures relate have been duly issued and sold and the purchase price therefor has been received by the Partnership; and

          (g) the Company has received the consideration payable for the Debentures;

the Guarantee and Debentures will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

          We confirm our opinion as set forth under the caption
"United States Income Taxation" in the prospectus constituting a part of the Registration Statement.

          We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and authorize and consent to the reference to our firm in the Registration
Statement and in the prospectus constituting a part thereof.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. Accordingly, in rendering this opinion, we have relied, as to all matters governed by the laws of the Commonwealth of Pennsylvania, upon the opinion of even date herewith of Richard S. Christner, Associate General Counsel for the Company, which is being filed as
Exhibit 5.1 to the Registration Statement, and, as to all matters governed by the laws of the State of Delaware, upon the opinion of even date herewith of Richards, Layton & Finger, special Delaware counsel for the Company and the Partnership, which is being filed as Exhibit 5.3 to the Registration Statement.

          In rendering such opinion, Mr. Christner may rely upon this opinion as to all matters of New York law addressed herein as if this opinion were addressed directly to him. Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                              Very truly yours,

                              /s/ REID & PRIEST

                              REID & PRIEST